EXECUTION VERSION

June 14, 2017

To:               Regency Centers Corporation
One Independent Drive, Suite 114
Jacksonville, Florida 32202

From:	JPMorgan Chase Bank, National Association 125 London Wall London EC2Y 5AJ England
From:         J.P. Morgan Securities LLC,
Solely as Agent
 tel: (212) 622-5270
fax: (212) 622-0105

___________________________________________________________________________

Dear Sirs,

The purpose of this letter agreement (this "Amendment Agreement") is to amend the terms and conditions of the transaction entered into between JPMorgan Chase Bank, National Association, London Branch ("Party A"), represented by J.P. Morgan Securities LLC (the "Agent") as its agent, and Regency Centers Corporation ("Party B"), pursuant to a letter agreement dated as of March 17, 2016 (the "Confirmation").  Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to them in the Confirmation.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments to Confirmation. Effective as of the date hereof:

(a)	the definition of "Maturity Date" in Section 2 of the Confirmation shall be amended by replacing "June 23, 2017" with "December 27, 2017";

(b)
the definition of "Forward Price Reduction Date" in Section 2 of the Confirmation shall be amended by (i) replacing the word "and" with "," and (ii) inserting ", November 13, 2017 and February 19, 2018" at the end of such definition; and

(c)	Schedule I to the Confirmation shall be amended by replacing such Schedule I in its entirety with Schedule I attached hereto.

2.	Representations and Warranties.

(a)	Party B represents and warrants to, and agrees with, Party A on the date hereof that:

(i)	it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(ii)
it has the power to execute this Amendment Agreement and any other documentation relating to this Amendment Agreement to which it is a party, to deliver this Amendment Agreement and any other document relating to this Amendment Agreement that it is required by this Amendment Agreement to deliver and to perform its obligations under this Amendment Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(iii)
such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)
all governmental and other consents that are required to have been obtained by it with respect to this Amendment Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(v)
its obligations under this Amendment Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(vi)
it (A) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Amendment Agreement; (B) has consulted with its own legal, financial, accounting and tax advisors in connection with this Amendment Agreement; and (C) is entering into this Amendment Agreement for a bona fide business purpose;

(vii)
it is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially its ability to perform its obligations under the Transaction as amended hereby;

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43240
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 25 Bank Street, Canary Wharf, London E14 5JP
Authorised by the Office of the Comptroller of the Currency in the jurisdiction of the USA.
Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct
Authority and to limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request.

(viii)	no event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event has occurred;

(ix)
it (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million as of the date hereof; and

(x)
it is entering into this Amendment Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

(b)	Party A represents and warrants to, and agrees with, Party B on the date hereof that:

(i)	it is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

(ii)
it has the power to execute this Amendment Agreement and any other documentation relating to this Amendment Agreement to which it is a party, to deliver this Amendment Agreement and any other document relating to this Amendment Agreement that it is required by this Amendment Agreement to deliver and to perform its obligations under this Amendment Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(iii)
such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

(iv)
all governmental and other consents that are required to have been obtained by it with respect to this Amendment Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(v)
its obligations under this Amendment Agreement constitute its legal, valid and binding obligations, enforceable in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

3.
No Additional Amendments or Waivers.  Except as expressly amended hereby, all the terms of the Transaction and provisions in the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

4.	Matters Relating to Agent.

Each party agrees and acknowledges that (a) the Agent acts solely as agent on a disclosed basis and not as principal with respect to the Transaction, and (b) the Agent has no obligation or liability, by guaranty, endorsement or otherwise, with respect to the obligations of either Party B or Party A under or in connection with this Amendment Agreement or the Transaction, either with respect to the delivery of cash or Shares, either at the beginning or the end of the Transaction.  In this regard, each of Party A and Party B acknowledges and agrees to look solely to the other for performance under this Amendment Agreement and the Confirmation, and not to the Agent. Agent is authorized to act as agent for Party A.
5.
Notices.  Any notice or other communication in respect of this Amendment Agreement may be delivered in any manner permitted for notices or communications in respect of the Confirmation to the address or number specified for purposes of notices or communications in respect of the Confirmation.

6.
Counterparts.  This Amendment Agreement may be executed and delivered in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Amendment Agreement by signing any such counterpart.

7.
Amendments.  No amendment, modification or waiver in respect of this Amendment Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties hereto.

8.
Entire Agreement.  This Amendment Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter and supersedes all prior or contemporaneous written and oral communications with respect thereto.  Each of the parties acknowledges that, in entering into this Amendment Agreement, it has not relied on any oral or written representation, warranty or other assurance (except as provided for or referred to in this Amendment Agreement) and waives all rights and remedies which might otherwise be available to it in respect thereof, except that nothing in this Amendment Agreement will limit or exclude any liability of a party for fraud.

9.	Governing Law. This Amendment Agreement shall be governed by and construed in accordance with the laws of the State of New York.

10.
Jurisdiction.  With respect to any suit, action or proceedings relating to any dispute arising out of or in connection with this Amendment Agreement ("Proceedings"), each party hereby irrevocably (a) submits to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, (b) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party, and (c) agrees, to the extent permitted by applicable law, that the bringing of Proceedings in any one or more jurisdictions will not preclude the bringing of Proceedings in any other jurisdiction.

11.
Waiver of Right to Trial by Jury.  Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Amendment Agreement.  Each party (a) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party have been induced to enter into this Amendment Agreement by, among other things, the mutual waivers and certifications herein.

[Remainder of page intentionally left blank]

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Amendment Agreement.

Very truly yours,

J.P. MORGAN SECURITIES LLC,
as agent for JPMorgan Chase Bank, National Association

By:_/s/ Kevin Cheng
Name:  Kevin Cheng
Title:    Vice President

Accepted and confirmed as of
the date first written above:

REGENCY CENTERS CORPORATION

By:   /s/ J. Christian Leavitt
Name:  J. Christian Leavitt
Title:    Senior Vice President and Treasurer

[Signature Page to Forward Amendment]

JPMorgan Chase Bank, National Association
Organised under the laws of the United States as a National Banking Association.
Main Office 1111 Polaris Parkway, Columbus, Ohio 43240
Registered as a branch in England & Wales branch No. BR000746
Registered Branch Office 25 Bank Street, Canary Wharf, London E14 5JP
Authorised by the Office of the Comptroller of the Currency in the jurisdiction of the USA.
Authorised by the Prudential Regulation Authority. Subject to regulation by the Financial Conduct
Authority and to limited regulation by the Prudential Regulation Authority. Details about the extent of our regulation by the Prudential Regulation Authority are available from us on request.

SCHEDULE I

Forward Price Reduction Date	Forward Price Reduction Amount

Trade Date	USD 0.00

I-1